UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

ASTA FUNDING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Asta Funding, Inc. and its subsidiaries, including Palisades Acquisition XVI (the “Company”) reached agreements with its lenders and amended certain terms of their banking arrangements. The effective dates for the banking arrangements are February 20, 2009. Upon the completion of the banking arrangements the Company expects to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2008 on February 20, 2009, with the Report on Form 10-Q for the quarter ended December 31, 2008 to follow shortly thereafter. Upon filing the Report on Form 10-Q the Company will be up to date with its filing requirements with the Securities & Exchange Commission (SEC).

The Company also announced that as part of a cost reduction program, it will be closing its call center facility in Pennsylvania by the end of the second fiscal quarter of 2009. Asta has begun the process of moving all accounts to its headquarters in New Jersey and could realize an annual savings of approximately $1.5 million. The Company will recognize a one-time charge of approximately $250,000 in the fiscal second quarter relating to this closure. In addition, we anticipate, impairments of approximately $21.4 million in the first quarter of fiscal year 2009.

The Company issued a press release regarding the events outlined above and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated February 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: February 19, 2009

By: /s/ Gary Stern
Gary Stern
Chairman, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 19, 2009.